 Exhibit B, 31(ii)

Delaware

The First State

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE

OF AMENDMENT OF "JN ACQUISITION CORP.", CHANGING ITS NAME FROM

"JN ACQUISITION CORP." TO "SENECA PLAYER CORP.", FILED IN THIS OFFICE ON

THE NINETEENTH DAY OF DECEMBER, A.D. 2001, AT 5 O'CLOCK P.M.

          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW

CASTLE COUNTY RECORDER OF DEEDS.

[SEAL] omitted	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3116820 8100	AUTHENTICATION: 1523503

010658612	DATE: 12-21-01

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*   *   *   *   *

JN ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

           DOES HEREBY CERTIFY:

           FIRST:      That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of JN Acquisition Corp, be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

"The name of the corporation is SENECA PLAYER CORP."

          SECOND:      That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance wit the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD:      That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said JN Acquisition has caused this certificate to be signed by William M. Petmecky, its Director, this 19th day of December, 2001.

/s/ William M. Petmecky
By: William M. Petmecky
Director

[STAMP] STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 12/19/2001
010658612-3116820